EXHIBIT 99.1

N E W S R E L E A SE

For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com
Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

Phoenix Companies (PNX) Reports Favorable Core Earnings Trends, Statutory Capital Growth and Improving Sales for Fourth Quarter 2010

Hartford, Conn., Feb. 10, 2011 – The Phoenix Companies, Inc. (NYSE:PNX) today reported a net loss of $11.6 million, or $0.10 per share, and operating income of $7.8 million, or $0.07 per share, for the fourth quarter of 2010.  Excluding a $10.0 million tax expense, fourth quarter 2010 core operating income was $17.8 million, or $0.15 per share.  Operating results reflect the impact of the improved equity markets on net investment income and the annuity product line as well as favorable mortality.

For full-year 2010, the company reported a net loss of $12.6 million, or $0.11 per share, and an operating loss of $9.6 million, or $0.08 per share.  Excluding a tax benefit and other unusual items detailed in the table below, full-year 2010 core operating income was $38.5 million, or $0.33 per share.

 “In spite of the reported net loss, our operating results reflect steady progress in 2010 as we strengthened our balance sheet, earnings and growth prospects. The company is substantially stronger with statutory surplus 33 percent higher than a year ago and risk-based capital improved by about 60 percentage points,” said James D. Wehr, president and chief executive officer.

“We had solid business fundamentals in 2010 – mortality, persistency and investment performance – with persistency and investment performance much improved from 2009.  These produced core earnings, although our results also bore the effects of a number of challenges, including the low interest rate environment,” he said.

“Importantly, we demonstrated Phoenix’s ability to achieve profitable growth, particularly in the fourth quarter.  Our repositioned annuity product line began to produce meaningful sales in the middle market, and our start-up distribution company, Saybrus Partners, is on track to break even this coming quarter.

“In many ways, the considerable progress throughout 2010 – a stronger balance sheet, improved earnings and new business momentum – positions us for a sharpened focus on profitable growth in 2011,” Mr. Wehr said.

The Phoenix Companies, Inc. … 2

FOURTH QUARTER AND FULL-YEAR 2010 FINANCIAL HIGHLIGHTS

Earnings Summary ($ in millions)	Fourth Quarter 2010	Third Quarter 2010	Fourth Quarter 2009	Full Year 2010	Full Year 2009
Revenues	$540.7	$506.3	$549.6	$2,093.5	$2,118.1
Benefits & Reserves	294.1	288.7	314.1	1,188.6	1,279.9
Policyholder Dividends	86.3	65.4	81.8	300.4	267.3
Policy Acquisition Cost Amortization	66.1	99.9	104.5	300.4	266.5
Interest on Company Debt	7.9	7.9	8.0	31.7	33.1
Controllable & Other Expenses	68.5	62.8	64.2	286.6	298.5
Operating Income (Loss) Before Taxes	17.8	(18.4)	(23.0)	(14.2)	(27.2)
Income Tax Expense (Benefit)	10.0	(11.3)	11.3	(4.6)	115.5
Operating Income (Loss)[1]	7.8	(7.1)	(34.3)	(9.6)	(142.7)
Realized Gains (Losses)	(29.3)	(14.1)	(24.0)	(9.9)	(102.2)
Tax, DAC and PDO Impacts	12.8	(3.9)	17.3	(5.1)	48.9
Discontinued Operations [2]	(2.9)	0.1	(65.4)	12.0	(123.0)
Net Income (Loss)	$(11.6)	$(25.0)	$(106.4)	$(12.6)	$(319.0)

Earnings Per Share Summary
Net Gain (Loss) Per Share
Basic	$(0.10)	$(0.22)	$(0.91)	$(0.11)	$(2.74)
Diluted	$(0.10)	$(0.22)	$(0.91)	$(0.11)	$(2.74)
Operating Income (Loss) Per Share
Basic	$0.07	$(0.06)	$(0.29)	$(0.08)	$(1.23)
Diluted	$0.07	$(0.06)	$(0.29)	$(0.08)	$(1.23)
Weighted Average Shares Outstanding (in millions)
Basic	116.3	116.3	116.4	116.3	116.5
Diluted	116.3	116.3	116.4	116.3	116.5

1 Operating income (loss), as well as components of and financial measures derived from operating income (loss), are non-GAAP financial measures.  Please see “Income Statement Summary” table below for more information.

2 Net of taxes.

UNUSUAL ITEMS

To help investors understand the company’s results, unusual items are detailed in the following table.

Unusual Items ($ in millions)	Fourth Quarter 2010	Third Quarter 2010	Fourth Quarter 2009	Full Year 2010	Full Year 2009
DAC/Reserve Unlocking Charges	--	$36.3	$18.0	$36.3	$18.0
Unusual Expenses[1]	--	--	--	5.9	26.9
Reinsurance Transaction Impact	--	--	19.2	10.5	19.2
Non-Deferred Distribution Expenses	--	--	7.8	--	32.8
Total Pre Tax Items	--	36.3	45.0	52.7	96.9
Total Tax Expense/(Benefit)	10.0	(11.3)	11.3	(4.6)	115.5
Total Negative Impact to Operating Income	$10.0	$25.0	$56.3	$48.1	$212.4

Earnings Per Share Impact
Basic	$0.09	$0.21	$0.49	$0.41	$1.82
Diluted	$0.09	$0.21	$0.49	$0.41	$1.82
Weighted Average Shares Outstanding (in millions)
Basic	116.3	116.3	116.4	116.3	116.5
Diluted	116.3	116.3	116.4	116.3	116.5

1 Includes severance costs and tax adjustments in 2010 and write-downs of capitalized expenses, severance costs and transaction-related expenses in 2009.

The Phoenix Companies, Inc. … 3

FOURTH QUARTER AND FULL-YEAR 2010 OPERATING RESULTS

•

Fourth quarter 2010 revenues decreased modestly from the fourth quarter of 2009, due to lower fee income and premiums, but were higher than the previous three quarters due to improved net investment income.  Full-year 2010 revenues were essentially flat compared with 2009.

•

Net investment income of $228.6 million for the fourth quarter of 2010 was at its highest level for the year and improved from $207.0 million for the fourth quarter of 2009 reflecting improved returns in alternative assets that offset the effects of prolonged low interest rates.

•

Life and annuity surrenders were significantly lower in 2010 than overall levels in 2009.  Overall individual life surrenders for full-year 2010 were 8.0 percent, improved from 9.6 percent for full-year 2009.  The full-year 2010 annuity surrender rate was 12.4 percent, improved from 15.7 percent for full-year 2009.

o

Total individual life surrenders were at an annualized rate of 7.6 percent for the fourth quarter of 2010, improved from an annualized rate of 8.0 percent for the third quarter of 2010 and the lowest rate since the fourth quarter of 2008.  Included within that total are life policies in Phoenix’s closed block (sold before the 2001 demutualization), which had an annualized surrender rate of 7.0 percent for the fourth quarter of 2010, improved from an annualized rate of 7.5 percent for the third quarter of 2010.

o

Annuity surrenders for the fourth quarter of 2010 were at an annualized rate of 11.9 percent, compared with an annualized rate of 11.8 percent for the third quarter of 2010.

•

Mortality experience for the fourth quarter of 2010 was modestly favorable, with favorable results in the open block, particularly universal life, and closed block results in line with expectations.  Full-year 2010 experience also was modestly favorable to expectations, with favorable results in the open block and modestly unfavorable results in the closed block.

•

Core operating expenses before deferrals for the fourth quarter of 2010 were $58.3 million compared with $60.5 million for the fourth quarter of 2009.  Core operating expenses before deferrals represent total GAAP operating expenses excluding premium taxes, reinsurance allowances, commissions, sales incentives and unusual expenses.  The company’s full-year 2010 core operating expenses before deferrals were $228.8 million, a 12 percent reduction from the $260.1 million for full-year 2009.  Total GAAP operating expenses were $72.2 million in the fourth quarter of 2010 compared with $65.1 million in the fourth quarter of 2009. The increase was primarily driven by higher premium taxes.  The company’s full-year 2010 total GAAP operating expenses were $291.3 million, down from $303.5 million for full-year 2009.

•

The company recorded a $10.0 million tax expense in fourth quarter 2010 operating income in accordance with GAAP intraperiod accounting rules.  For the full-year 2010, there was a $4.6 million tax benefit.

The Phoenix Companies, Inc. … 4

•

Phoenix achieved sales growth in 2010 in its repositioned annuity product line through distributors that focus primarily on the middle market, including independent marketing organizations.  The company did not pursue significant new product development for its life insurance line, which kept sales at very modest levels throughout the year.

•

Annuity deposits were $136.0 million for the fourth quarter of 2010, compared with $12.5 million in the fourth quarter of 2009.  For the full-year 2010, they were $220.8 million, a 55 percent increase from the $142.6 million for the full-year 2009.  New sales were primarily fixed indexed annuities.  Annuity funds under management grew 2 percent year-over-year to $4.0 billion at December 31, 2010, reflecting improved equity markets during the year.  Net flows were negative for the full year but moderated each quarter and turned positive for the fourth quarter.

•

Life insurance annualized premium was $0.8 million for the fourth quarter of 2010 compared with $0.5 million for the fourth quarter of 2009.  Full-year 2010 annualized premium was $2.7 million compared with $33.0 million for full-year 2009.  Gross life insurance in-force at December 31, 2010 was $136.2 billion, a 10 percent decrease from December 31, 2009.

•

Phoenix’s distribution company, Saybrus Partners, continued to build momentum in sales of third-party insurance products at its three consulting client firms.  Saybrus Partners was formed and secured its first client in the fourth quarter of 2009, and met its objective of signing two additional clients in 2010.

REALIZED AND UNREALIZED GAINS AND LOSSES

The investment portfolio appreciated to a net unrealized gain on fixed income securities of $266.1 million at December 31, 2010 from net unrealized losses of $324.8 million at December 31, 2009. The year-over-year improvement was primarily due to lower treasury rates and spread tightening in most market sectors.

Realized losses of $9.9 million for full-year 2010 were lower than the $102.2 million of realized losses in 2009 primarily due to lower credit impairments.

Realized losses for the fourth quarter of 2010 of $29.3 million were greater than the $24.0 million in losses for the fourth quarter of 2009.  This was primarily the result of losses related to a surplus hedge used to mitigate market-driven declines in statutory surplus and the impact of the non-performance risk factor, partially offset by lower credit impairments as noted in the table below.

The Phoenix Companies, Inc. … 5

Realized Gains and Losses ($ in millions)	Fourth Quarter 2010	Third Quarter 2010	Fourth Quarter 2009	Full Year 2010	Full Year 2009
Other-than-temporary Impairments (OTTI)	$(10.8)	$(11.9)	$(34.2)	$(49.6)	$(108.4)
Transaction Gains (Losses)	0.8	5.8	15.7	44.1	33.2
Results of Variable Annuity Hedge Program
o GMWB/GMAB Derivatives	(1.0)	3.0	0.2	2.6	(4.7)
o Non-performance Risk Factor[1]	(16.1)	(5.9)	(6.9)	1.4	(28.3)
Other Embedded Derivative Liabilities, Net	8.7	(0.9)	0.5	7.1	2.0
Surplus Hedge	(13.3)	(5.7)	--	(19.0)	--
Fair Value Option Securities	2.4	1.5	0.7	3.5	4.0

Total Realized Gains (Losses)	(29.3)	(14.1)	(24.0)	(9.9)	(102.2)

Credit-related impairments net of offsets for taxes, deferred acquisition costs and policyholder dividend obligation	$(15.2)	$2.6	$(18.0)	$1.6	$(51.7)

Non-credit portion of impairment loss recognized in OCI	$(14.2)	$(13.1)	$(32.6)	$(55.6)	$(93.1)

1Fair value adjustment to reflect the risk that the GMWB/GMAB obligation will not be fulfilled based on the company’s own credit risk.

BALANCE SHEET AND LIQUIDITY

Both assets and liabilities on the balance sheet declined in 2010 due to the sale of Philadelphia Financial Group, which has business written primarily through separate accounts.

Phoenix retains its focus on maintaining appropriate levels of capital and liquidity.  As of December 31, 2010, the proportion of highly liquid assets in its fixed income portfolio was 8.5 percent, reduced from 10.6 percent a year earlier in response to reduced surrender levels and significant appreciation in the investment portfolio during 2010.

The quality of the portfolio improved in 2010 with the proportion of below investment grade bonds at 8.7 percent at December 31, 2010 compared with 10.8 percent a year earlier.

Debt-to-total-capital at December 31, 2010 remains relatively low at 24.9 percent.  Phoenix has no debt maturities until 2032.

As of December 31, 2010, cash and securities at the holding company were $58.9 million.  The annual run rate for 2011 holding company interest and operating expenses is estimated to be $26 million.

Balance Sheet ($ in millions)	December 31, 2010	December 31, 2009	Change
Total Assets	$21,180.0	$24,586.2	$(3,406.2)
Total Liabilities	$19,921.4	$23,455.1	$(3,533.7)
Indebtedness	$427.7	$428.0	$(0.3)
Total Stockholders’ Equity	$1,258.6	$1,131.1	$127.5
Total Stockholders’ Equity excluding Accumulated OCI	$1,289.3	$1,302.4	$(13.1)

Debt to Total Capital [1]	24.9%	24.7%	0.2%

1 Based on Total Stockholders’ Equity, excluding Accumulated OCI

The Phoenix Companies, Inc. … 6

FOURTH QUARTER AND FULL-YEAR 2010 PRELIMINARY STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

•

Phoenix Life Insurance Company had a statutory gain from operations of $101.7 million and statutory net income of $94.1 million for the fourth quarter of 2010, compared with a statutory gain from operations of $1.0 million and a statutory net loss of $23.6 million for the fourth quarter of 2009.  For  full-year 2010, the statutory gain from operations was $147.8 million and statutory net income was $139.8 million, compared with a statutory gain from operations of $29.2 million and a statutory net loss of $59.9 million for full-year 2009.

•

Statutory surplus and asset valuation reserve increased 33 percent to $764.2 million at December 31, 2010 from $574.2 million at December 31, 2009.  The key drivers of the increase were core earnings, higher alternative asset returns and increased admitted deferred tax assets.

•

At December 31, 2010, Phoenix Life’s preliminary risk-based capital ratio was 284 percent, rising from 223 percent at December 31, 2009.  The improvement came from growth in surplus as well as reduced balance sheet risk.

RECENT DEVELOPMENT

Saybrus Partners has formed the Plan Right Partners group of distribution firms to be exclusive distributors of two single-premium indexed annuity series and have exclusive access to Phoenix’s “Plan Right, Retire Right” planning program.  Eight independent marketing organizations (IMOs) are currently participating in the program, several of which had existing selling relationships with Phoenix. Product exclusivity can be important in this marketplace as a way for IMOs to differentiate themselves and attract new agents.  Plan Right Partners is the latest of Phoenix’s exclusive distribution initiatives, following an alliance with The AltiSure Group to distribute a co-developed fixed indexed annuity product.  Plan Right Partners also will have access to a number of other Phoenix products.

CONFERENCE CALL

The Phoenix Companies, Inc. will host a conference call today (February 10) at 10 a.m., EST, to discuss with the investment community Phoenix’s fourth quarter 2010 financial results and other matters.  The conference call will be broadcast live over the Internet at www.phoenixwm.com in the Investor Relations section.  The call can also be accessed by telephone at 773-799-3641 (Passcode: PHOENIX).  A replay of the call will be available through February 24, 2011 by telephone at 402-220-9085 and on Phoenix’s Web site.

ABOUT PHOENIX

Dating to 1851, The Phoenix Companies, Inc. (NYSE:PNX) provides financial solutions using life insurance and annuities.  Phoenix is headquartered in Hartford, Connecticut.  In 2010, Phoenix had annual revenues of $2.1 billion.  More detailed financial information can be found in Phoenix’s financial supplement for the fourth quarter of 2010, which is available on Phoenix’s Web site, www.phoenixwm.com, in the Investor Relations section.

The Phoenix Companies, Inc. … 7

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to trends in, or representing management’s beliefs about our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) unfavorable general economic developments including, but not limited to, specific related factors such as the performance of the debt and equity markets and changes in interest rates; (ii) the potential adverse affect of interest rate fluctuations on our business and results of operations; (iii) the effect of adverse capital and credit market conditions on our ability to meet our liquidity needs, our access to capital and our cost of capital; (iv) changes in our investment valuations based on changes in our valuation methodologies, estimations and assumptions; (v) the effect of guaranteed benefits within our products; (vi) potential exposure to unidentified or unanticipated risk that could adversely affect our businesses or result in losses; (vii) the consequences related to variations in the amount of our statutory capital due to factors beyond our control; (viii) the possibility that we not be successful in our efforts to implement a new business plan; (ix) the impact on our results of operations and financial condition of any required increase in our reserves for future policyholder benefits and claims if such reserves prove to be inadequate; (x) further downgrades in our debt or financial strength ratings; (xi) the possibility that mortality rates, persistency rates, funding levels or other factors may differ significantly from our assumptions used in pricing products; (xii) the possibility of losses due to defaults by others including, but not limited to, issuers of fixed income securities; (xiii) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (xiv) our ability to attract and retain key personnel in a competitive environment; (xv) our dependence on third parties to maintain critical business and administrative functions; (xvi) the strong competition we face in our business from banks, insurance companies and  other financial services firms; (xvii) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xviii) the potential need to fund deficiencies in our closed block; (xix) tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services; (xx) the possibility that the actions and initiatives of the U.S. Government, including those that we elect to participate in, may not improve adverse economic and market conditions generally or our business, financial condition and results of operations specifically; (xxi) legislative or regulatory developments; (xxii) regulatory or legal actions; (xxiii) potential future material losses from our discontinued reinsurance business; (xxiv) changes in accounting standards; (xxv) the potential impact of a material weakness in our internal control over financial reporting on the accuracy of our reported financial results, investor confidence and our stock price; (xxvi) the risks related to a man-made or natural disaster; (xxvii) risks related to changing climate conditions; and (xxviii) other risks and uncertainties described herein or in any of our filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this press release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

The Phoenix Companies, Inc. … 8

Financial Highlights

Three and Twelve Months Ended December 31, 2010 and 2009

Income Statement Summary (1)	Three Months		Twelve Months
($ in millions)	2010	2009	2010	2009

Revenues	$512.5	$525.8	$2,084.9	$2,016.8

Operating Income (Loss) (1)	$7.8	$(34.3)	$(9.6)	$(142.7)

Net Loss	$(11.6)	$(106.4)	$(12.6)	$(319.0)

Earnings Per Share

Weighted Average Shares Outstanding (in thousands)
Basic	116,298	116,401	116,340	116,473
Diluted	116,298	116,401	116,340	116,473

Operating Income (Loss) Per Share (1)
Basic	$0.07	$(0.29)	$(0.08)	$(1.23)
Diluted	$0.07	$(0.29)	$(0.08)	$(1.23)

Net Loss Per Share
Basic	$(0.10)	$(0.91)	$(0.11)	$(2.74)
Diluted	$(0.10)	$(0.91)	$(0.11)	$(2.74)

Balance Sheet Summary	December	December
($ in millions, except share and per share data)	2010	2009

Invested Assets (2)	$14,288.7	$13,736.9
Separate Account Assets	$4,416.8	$4,418.1
Total Assets	$21,180.0	$24,586.2
Indebtedness	$427.7	$428.0
Total Stockholders’ Equity	$1,258.6	$1,131.1
Common Shares outstanding (in millions)	116.1	115.7

Book Value Per Share	$10.84	$9.78
Book Value Per Share, excluding Accumulated OCI and FIN 46-R	$11.10	$11.26

———————

(1)

In addition to financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP financial measures such as operating income, as well as components of and financial measures derived from operating income, in evaluating our financial performance. Net Income and net income per share are the most directly comparable GAAP measures. Our non-GAAP financial measures should not be considered as substitutes for net income and net income per share. Therefore, investors should evaluate both GAAP and non-GAAP financial measures when reviewing our performance. A reconciliation of the net income to our non-GAAP financial measures is set forth in the financial highlights table earlier in this release. Investors should note that our calculation of these measures may differ from similar measures used by other companies. For additional information, please see our financial supplement on the Investor Relations section at www.phoenixwm.com .

Operating income, and components of and measures derived from operating income, are internal performance measures we use in the management of our operations, including our compensation plans and planning processes. In addition, management believes that these measures provide investors with additional insight into the underlying trends in our operations.

Operating income represents income from continuing operations, which is a GAAP measure, before realized investment gains and losses, and certain unusual items.

•

Net realized investment gains and losses are excluded from operating income because their size and timing are frequently subject to management’s discretion.

•

Unusual items may be excluded from operating income because we believe they are not indicative of overall operating trends and are items that management believes are non-recurring and material, and which result from a business restructuring, a change in regulatory environment, or other unusual circumstances.  For the fourth quarter and full year 2010, unusual items excluded from operating income at the beginning of this release were:

($ in millions)	Fourth Quarter 2010	Full Year 2010

Operating Income (Loss)	$7.8	$(9.6)
Unusual Items:
DAC/Reserve Unlocking Charges	--	36.3
Unusual Expenses	--	16.4
Non-Deferred Distribution Expenses	--	--
Tax Benefit	10.0	(4.6)
Subtotal Unusual Items	10.0	48.1
Operating Income, Excluding Unusual Items	$17.8	$38.5

(2)

Invested assets equal total investments plus cash and equivalents.

- more -

The Phoenix Companies, Inc. … 9

Consolidated Balance Sheet

December 31, 2010 (Unaudited and Preliminary) and December 31, 2009

($ in millions, except share data)

	December 31,	December 31,
	2010	2009
ASSETS:
Available-for-sale debt securities, at fair value (amortized cost of $10,627.7 and $10,675.8)	$10,893.8	$10,333.0
Available-for-sale equity securities, at fair value (amortized cost of $28.7 and $24.4)	47.5	25.2
Venture capital partnerships, at equity in net assets	220.0	188.6
Policy loans, at unpaid principal balances	2,386.5	2,324.4
Other investments	516.9	539.7
Fair value option investments	102.1	69.3
Total investments	14,166.8	13,480.2
Cash and cash equivalents	121.9	256.7
Accrued investment income	169.5	176.3
Receivables	405.7	356.6
Deferred policy acquisition costs	1,444.3	1,916.0
Deferred income taxes	219.5	166.2
Other assets	174.5	195.7
Discontinued operations assets	61.0	3,620.4
Separate account assets	4,416.8	4,418.1
Total assets	$21,180.0	$24,586.2

LIABILITIES:
Policy liabilities and accruals	$12,992.5	$13,151.1
Policyholder deposit funds	1,494.1	1,342.7
Indebtedness	427.7	428.0
Other liabilities	540.3	529.8
Discontinued operations liabilities	50.0	3,585.4
Separate account liabilities	4,416.8	4,418.1
Total liabilities	19,921.4	23,455.1

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 116.1 million and 115.7 million shares issued	1.3	1.3
Additional paid-in capital	2,631.0	2,627.3
Accumulated deficit	(1,163.5)	(1,146.7)
Accumulated other comprehensive loss	(30.7)	(171.3)
Treasury stock, at cost: 11.3 million and 11.3 million shares	(179.5)	(179.5)
Total stockholders’ equity	1,258.6	1,131.1
Total liabilities and stockholders’ equity	$21,180.0	$24,586.2

- more -

The Phoenix Companies, Inc. … 10

Consolidated Statement of Income (Unaudited and Preliminary)

Three and Twelve Months Ended December 31, 2010 and 2009

($ in millions)

	Three Months		Twelve Months
	2010	2009	2010	2009
REVENUES:
Premiums	$158.7	$170.5	$620.0	$684.2
Fee income	154.2	172.0	630.2	648.1
Net investment income	228.9	207.3	844.6	786.7
Net realized investment losses:
Total other-than-temporary impairment (“OTTI”) losses	(25.0)	(66.8)	(105.2)	(201.5)
Portion of OTTI losses recognized in other comprehensive income	14.2	32.6	55.6	93.1
Net OTTI losses recognized in earnings	(10.8)	(34.2)	(49.6)	(108.4)
Net realized investment gains (losses), excluding OTTI losses	(18.5)	10.2	39.7	6.2
Net realized investment losses	(29.3)	(24.0)	(9.9)	(102.2)
Total revenues	512.5	525.8	2,084.9	2,016.8

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends	294.1	314.1	1,188.6	1,279.9
Policyholder dividends	84.9	78.5	309.8	226.8
Policy acquisition cost amortization	64.4	103.2	298.2	260.6
Interest expense on indebtedness	7.9	8.0	31.7	33.1
Other operating expenses	72.2	65.1	291.3	303.5
Total benefits and expenses	523.5	568.9	2,119.6	2,103.9

Loss before income taxes	(11.0)	(43.1)	(34.7)	(87.1)
Income tax expense (benefit)	(2.3)	(2.1)	(10.1)	108.9
Loss from continuing operations	(8.7)	(41.0)	(24.6)	(196.0)
Income (loss) from discontinued operations, net of income taxes	(2.9)	(65.4)	12.0	(123.0)
Net loss	$(11.6)	$(106.4)	$(12.6)	$(319.0)

# # #